SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

FLOATING RATE INCOME STRATEGIES FUND II, INC.

(Exact name of registrant as specified in its charter)

Maryland	Applied For
(State of incorporation or organization)	(IRS employer identification no.)

Floating Rate Income Strategies Fund II, Inc. 800 Scudders Mill Road Plainsboro, New Jersey	08536
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.10 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant’s Securities to be Registered.

        The section captioned “Description of Capital Stock” in the Registrant’s preliminary prospectus forming a part of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (No. 333-110305) (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2004 is incorporated herein by reference.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange.

Item 2.  Exhibits.

        The following exhibits have been filed with the Commission:

(1)	Form of Certificate for Common Stock.*
(2)	Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Shares of Common Stock.**

*	Incorporated by reference to Exhibit (d)(2) to the Registration Statement.
**	Incorporated by reference to Exhibit (d)(1) to the Registration Statement.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLOATING RATE INCOME STRATEGIES FUND II, INC. (Registrant)

By:	/s/ Donald C. Burke
By: Donald C. Burke Title: Vice President and Treasurer

July 22, 2004

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